Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

Spectrum Pharmaceuticals Reports 45% Sales Growth in the Second Quarter,

Launches Fifth Product and Moves Closer to a Decision on a Potential Blockbuster

•	Total product sales for the three months ended June 30, 2014 were $46.9 million, compared to $32.2 million in the same period last year, an increase of 45%.

•	Sequential quarter sales were up 17%, driven primarily by end-user product demand.

•	Non-GAAP diluted EPS was $0.09, and GAAP EPS was ($0.06).

•	Spectrum’s fifth drug, BeleodaqTM (belinostat) for Injection was approved and launched in July.

•	Captisol-EnabledTM melphalan met its primary endpoint; the company had a meeting with the FDA and is making good progress on preparing the NDA submission.

•	Spectrum is advancing toward a Phase 3 Go/No-Go decision and expects to meet with the FDA this year for its novel long-acting GCSF drug, SPI-2012.

HENDERSON, Nevada – August 7, 2014 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, announced today financial results for the three-month period ended June 30, 2014.

“The first half of the year has delivered significant growth and we are excited about the Company’s sales trajectory,” said Rajesh C. Shrotriya, MD, Chairman and Chief Executive Officer of Spectrum Pharmaceuticals. “With the approval and launch of our fifth drug, Beleodaq, we are now a leader in lymphoma treatment. More and more cancer patients are being treated with Spectrum products which brings us closer to our mission. I am equally excited about the second half of the year when we expect to achieve significant additional milestones. We are moving forward with our CE Melphalan NDA file after a productive meeting with the FDA. In addition, we expect to make a Phase 3 Go/No-Go decision by the end of the year for SPI-2012, a novel long-acting GCSF drug which could be a potential blockbuster. It is an exciting time for Spectrum; we believe we are in a prime position to continue the growth and diversification of the company.”

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

Three-Month Period Ended June 30, 2014 (All numbers are approximate)

GAAP Results

Product sales and total revenues were $46.9 million in the second quarter of 2014. Total revenue increased 41% from $33.2 million in the second quarter of 2013, while product sales increased 45% from $32.2 million in the second quarter of 2013.

Product sales in second quarter included: FUSILEV® (levoleucovorin) net sales of $26.6 million, FOLOTYN® (pralatrexate injection) net sales of $12.6 million, ZEVALIN® (ibritumomab tiuxetan) net sales of $6.3 million and MARQIBO® (vinCRIStine sulfate LIPOSOME injection) net sales of $1.4 million.

Spectrum recorded net loss of $3.6 million, or ($0.06) per basic and diluted share in the three-month period ended June 30, 2014, compared to net loss of $9.7 million, or ($0.16) per basic and diluted share in the comparable period in 2013. Total research and development expenses were $11.3 million in the quarter, as compared to $10.5 million in the same period in 2013. Selling, general and administrative expenses were $25.4 million in the quarter, compared to $22.6 million in the same period in 2013.

Non-GAAP Results

Spectrum recorded non-GAAP net income of $6.8 million, or $0.11 per basic and $0.09 per diluted share in the three-month period ended June 30, 2014, compared to a non-GAAP net loss of $5.3 million, or ($0.09) per basic and diluted share in the comparable period in 2013. Non-GAAP research and development expenses were $10.8 million, as compared to $12.4 million in the same period of 2013. Non-GAAP selling, general and administrative expenses were $21.8 million, as compared to $18.7 million in the same period in 2013.

Conference Call

Thursday, August 7, 2014 @ 4:30 p.m. Eastern/1:30 p.m. Pacific

Domestic:	(877) 837-3910, Conference ID# 73878916

International:	(973) 796-5077, Conference ID# 73878916

This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceutical’s website: www.sppirx.com on August 7, 2014 at 4:30 p.m. Eastern/1:30 p.m. Pacific.

On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in oncology and hematology. Spectrum and its affiliates market five oncology drugs— FUSILEV® (levoleucovorin) for Injection in the U.S.; FOLOTYN® (pralatrexate injection), also marketed in the U.S.; ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use, for which the Company has worldwide marketing rights; MARQIBO® (vinCRIStine sulfate LIPOSOME injection) for intravenous infusion, for which the Company has worldwide marketing rights and BELEODAQ™ (belinostat) for Injection in the U.S. Spectrum’s strong track record in in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.

About BELEODAQTM

Beleodaq is a histone deacetylase (HDAC) inhibitor. HDACs catalyze the removal of acetyl groups from the lysine residues of histones and some non-histone proteins. In vitro, belinostat caused the accumulation of acetylated histones and other proteins, inducing cell cycle arrest and/or apoptosis of some transformed cells. Belinostat shows preferential cytotoxicity towards tumor cells compared to normal cells. Belinostat inhibited the enzymatic activity of histone deacetylases at nanomolar concentrations (<250 nM).

Please see Beleodaq Full Prescribing Information at www.beleodaq.com.

Indications and Usage

Beleodaq is a histone deacetylase inhibitor indicated for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL). This indication is approved under accelerated approval based on tumor response rate and duration of response. An improvement in survival or disease-related symptoms has not been established. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trial.

Important Beleodaq Safety Information

Warnings and Precautions

•	Beleodaq can cause thrombocytopenia, leukopenia (neutropenia and lymphopenia), and/or anemia; monitor blood counts weekly during treatment, and modify dosage as necessary.

•	Serious and sometimes fatal infections, including pneumonia and sepsis, have occurred with Beleodaq. Do not administer Beleodaq to patients with an active infection. Patients with a history of extensive or intensive chemotherapy may be at higher risk of life threatening infections.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

•	Beleodaq can cause fatal hepatotoxicity and liver function test abnormalities. Monitor liver function tests before treatment and before the start of each cycle. Interrupt or adjust dosage until recovery, or permanently discontinue Beleodaq based on the severity of the hepatic toxicity.

•	Tumor lysis syndrome has occurred in Beleodaq-treated patients in the clinical trial of patients with relapsed or refractory PTCL. Monitor patients with advanced stage disease and/or high tumor burden and take appropriate precautions.

•	Nausea, vomiting and diarrhea occur with Beleodaq and may require the use of antiemetic and antidiarrheal medications.

•	Beleodaq can cause fetal harm when administered to a pregnant woman. Women of childbearing potential should be advised to avoid pregnancy while receiving Beleodaq. If this drug is used during pregnancy, or if the patient becomes pregnant while taking this drug, the patient should be apprised of potential hazard to the fetus.

Adverse Reactions

•	The most common adverse reactions observed in the trial in patients with relapsed or refractory PTCL treated with Beleodaq were nausea (42%), fatigue (37%), pyrexia (35%), anemia (32%), and vomiting (29%).

•	Sixty-one patients (47.3%) experienced serious adverse reactions while taking Beleodaq or within 30 days after their last dose of Beleodaq.

Drug Interactions

•	Beleodaq is primarily metabolized by UGT1A1. Avoid concomitant administration of Beleodaq with strong inhibitors of UGT1A1.

Use in Specific Populations

•	It is not known whether Beleodaq is excreted in human milk. Because of the potential for serious adverse reactions in nursing infants from Beleodaq, a decision should be made whether to discontinue nursing or discontinue drug, taking into account the importance of the drug to the mother.

About Captisol-Enabled Melphalan

Captisol-enabled, PG-free melphalan is a novel intravenous formulation of melphalan being investigated for the multiple myeloma transplant setting, for which it has been granted an Orphan Drug Designation by the FDA. This formulation eliminates the use of propylene glycol, which has been reported to cause renal and cardiac side effects that limit the ability to deliver higher doses of therapeutic compounds. The use of the Captisol® technology to reformulate melphalan also improves its stability and is anticipated to allow for slower infusion rates and longer administration durations, potentially enabling clinicians to safely achieve a higher dose intensity for pre-transplant chemotherapy.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

About Captisol®

Captisol is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Captisol was invented and initially developed by scientists in the laboratories of Dr. Valentino Stella at the University of Kansas’ Higuchi Biosciences Center for specific use in drug development and formulation. This unique technology has enabled seven FDA-approved products, including Onyx Pharmaceuticals’ Kyprolis®, Baxter International’s Nexterone® and Merck’s NOXAFIL IV. There are also more than 30 Captisol-enabled products currently in clinical development.

Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include, but are not limited to, statements that relate to our business and its future, including sales of Spectrum’s drug products, certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our customer concentration, the possibility for fluctuations in customer orders, evolving market dynamics, our dependence on third parties for clinical trials, manufacturing, distribution, information and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.®, FUSILEV®, FOLOTYN®, ZEVALIN®, and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc and its affiliates. BELEODAQ™, REDEFINING CANCER CARE™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2014 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$46,855	$32,213	$86,951	$61,559
License fees and service revenue	—	1,019	28	10,340

Total revenues	$46,855	$33,232	$86,979	$71,899

Operating costs and expenses:
Cost of product sales (excludes amortization and impairment of intangible assets)	6,156	7,268	12,434	14,050
Selling, general and administrative	25,399	22,584	48,802	44,598
Research and development	11,335	10,460	40,832	22,343
Amortization and impairment of intangible assets	5,361	5,449	10,721	9,894

Total operating costs and expenses	48,251	45,761	112,789	90,885

Loss from operations	(1,396)	(12,529)	(25,810)	(18,986)

Other expense:
Interest expense	(1,976)	(397)	(4,043)	(818)
Change in fair value of contingent consideration related to acquisitions	(1,005)	—	(1,729)	—
Other expense	(487)	234	(845)	(663)

Total other expense	(3,468)	(163)	(6,617)	(1,481)

Loss before income taxes	(4,864)	(12,692)	(32,427)	(20,467)
Benefit (provision) for income taxes	1,301	2,971	1,223	5,310

Net loss	$(3,563)	$(9,721)	$(31,204)	$(15,157)

Net loss per share:
Basic and diluted	$(0.06)	$(0.16)	$(0.49)	$(0.26)

Weighted average shares outstanding:
Basic and diluted	64,609,197	58,977,295	64,119,441	58,995,735

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$132,405	$156,306
Marketable securities	3,306	3,471
Accounts receivable, net of allowance for doubtful accounts of $177 and $206, respectively	56,742	49,483
Other receivables	11,802	7,539
Inventories	10,881	13,519
Prepaid expenses and other current assets	3,410	3,213
Deferred tax assets	1,587	1,659

Total current assets	220,133	235,190
Property and equipment, net of accumulated depreciation	1,407	1,535
Intangible assets, net of accumulated amortization	219,735	231,352
Goodwill	18,476	18,501
Other assets	15,197	12,577

Total assets	$474,948	$499,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$69,178	$79,837
Accrued payroll and benefits	5,149	6,872
Deferred revenue	33	156
Drug development liability	3,119	3,119

Total current liabilities	77,479	89,984
Drug development liability, less current portion	14,069	14,623
Acquisition-related contingent obligations	10,058	8,329
Deferred tax liability	8,167	7,168
Other long-term liabilities	5,709	5,965
Convertible senior notes	93,812	91,480

Total liabilities	209,294	217,549
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized:
Series B junior participating preferred stock, $0.001 par value; 1,500,000 shares authorized; no shares issued and outstanding	—	—
Series E Convertible Voting Preferred Stock, $0.001 par value and $10,000 stated value; 2,000 shares authorized; 20 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively (convertible into 40,000 shares of common stock, with aggregate liquidation value of $240)	123	123
Common stock, $0.001 par value; 175,000,000 shares authorized; 65,730,897 and 64,104,173 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	66	64
Additional paid-in capital	532,554	518,144
Accumulated other comprehensive income	1,734	894
Accumulated deficit	(268,823)	(237,619)

Total stockholders’ equity	265,654	281,606

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$474,948	$499,155

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

Non-GAAP Financial Measures

In this press release, Spectrum reports certain historical and expected non-GAAP results. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the tables of this press release and the accompanying footnotes. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI

SPECTURM PHARMACEUTICALS, INC.

Condensed Consolidated Statements of Operations and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
GAAP product sales & license and contract revenue	$46,855	$33,232	$86,979	$71,899
Non GAAP adjustments to product sales & license and contract revenue:	—	—	—	(6,225)

Total adjustments to product sales & license and contract revenues	—	—	—	(6,225)
Non-GAAP product sales & license and contract revenue	46,855	33,232	86,979	65,674

GAAP cost of product sales	6,156	7,268	12,434	14,050
Non-GAAP adjustments to cost of product sales	—	—	—	—

Non-GAAP cost of product sales	6,156	7,268	12,434	14,050

GAAP selling, general and administrative expenses	25,399	22,584	48,802	44,598
Non GAAP adjustments to SG&A:
Stock-based compensation	(2,163)	(2,439)	(4,570)	(4,512)
Shareholder lawsuit	(884)	(242)	(1,263)	(578)
Talon acquisition legal & professional fees	—	(686)	—	(686)
Depreciation expense	(572)	(481)	(817)	(815)

Total adjustments to SG&A	(3,619)	(3,848)	(6,650)	(6,591)
Non-GAAP selling, general and administrative	21,780	18,736	42,152	38,007

GAAP research and development	11,335	10,460	40,832	22,343
Non-GAAP adjustments to R&D:
Stock-based compensation	(511)	(485)	(955)	(1,159)
Depreciation expense	(11)	(19)	(49)	(49)
TopoTarget milestone payment & stock issuance	—	—	(17,790)
Amendment of Mundipharma agreement resulting in write off of deferred payment contingency	—	2,431	—	2,431
Non-recurring payment related to co-development agreement	—	—	—	(1,100)

Total adjustments to R&D	(522)	1,927	(18,794)	123
Non-GAAP research and development	10,813	12,387	22,038	22,466

GAAP amortization of purchased intangibles	5,361	5,449	10,721	9,894
Non-GAAP adjustments to purchased intangibles:
Amortization	(5,361)	(5,449)	(10,721)	(9,894)

Total adjustments to amortization of purchased intangibles	(5,361)	(5,449)	(10,721)	(9,894)
Non-GAAP amortization of purchased intangibles	—	—	—	—

GAAP income from operations	(1,396)	(12,529)	(25,810)	(18,986)
Non-GAAP adjustments to income from operations	9,502	7,370	36,165	10,137

Non-GAAP income from operations	8,106	(5,159)	10,355	(8,849)

GAAP other expense, net	(3,468)	(163)	(6,617)	(1,481)
Non-GAAP adjustments to other expense
Market-to-market of contingent consideration	1,005	—	1,729	—
Accretion of discount on 2018 Convertible Notes	1,185	—	2,332	—

Total adjustments to other expense, net	2,190	—	4,061	—

Non-GAAP other expense, net	(1,278)	(163)	(2,556)	(1,481)

GAAP (provision)/benefit for income taxes	1,301	2,971	1,223	5,310
Adjustment to (provision)/benefit for income taxes	(1,301)	(2,971)	(1,223)	(5,310)

Non-GAAP provision for income taxes	—	—	—	—

GAAP net loss	(3,563)	(9,721)	(31,204)	(15,157)
Non-GAAP adjustments	10,391	4,399	39,003	4,827

Non-GAAP net income	6,828	(5,322)	7,799	(10,330)

Non-GAAP income per share:
Basic	$0.11	$(0.09)	$0.12	$(0.18)

Diluted	$0.09	$(0.09)	$0.10	$(0.18)

Weighted average shares outstanding:
Basic	64,609,197	58,977,295	64,119,441	58,995,735

Diluted	79,260,064	58,977,295	79,012,587	58,995,735

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052  •  Tel: 702-835-6300  •  Fax: 702-260-7405  •  www.sppirx.com

•  NASDAQ: SPPI